Exhibit 10.1

ENTEGRIS, INC.

2010 STOCK PLAN

SECTION 1. PURPOSE

The purpose of the Entegris, Inc. 2010 Stock Plan (“the Plan”) is to: (i) assist the Company and its Affiliates in attracting, recruiting and retaining exceptionally qualified individuals to serve as employees, non-employee directors, consultants and/or advisors; (ii) provide incentives to such individuals which align with the interests of the Company’s stockholders; and (iii) to promote the success of the Company’s business. It is believed that by encouraging these individuals to acquire a proprietary interest in the growth and performance of the Company their efforts will be stimulated to achieve the Company’s long-term objectives.

SECTION 2. DEFINED TERMS

Exhibit A, which is incorporated into this Plan by reference, defines certain terms used in the Plan; other terms defined elsewhere in the Plan shall have the meaning provided at the location of definition.

SECTION 3. ADMINISTRATION

3.1. Administrative Authority. The Plan shall be administered by the Administrator. The Administrator shall have full power and authority, subject to the provisions of the Plan and to such orders or resolutions not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to:

(i)	select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii)	determine the type or types of Awards to be granted to each Participant hereunder;

(iii)	determine the number of shares of Stock to be covered by each Award granted hereunder;

(iv)	determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

(v)	determine whether, to what extent and under what circumstances Awards may be settled in cash, Stock or other property;

(vi)	determine whether, to what extent, and under what circumstances cash, Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

(vii)	determine whether, to what extent, and under what circumstances any Award shall be forfeited, canceled or suspended;

(viii)	interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement;

(ix)	correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Administrator shall deem desirable to carry it into effect;

(x)	establish such rules and regulations and appoint such agents and/or committees of Company employees as it shall deem appropriate for the proper administration of the Plan;

(xi)	determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and

(xii)	make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

3.2. Administrator Decisions. Decisions of the Administrator shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Administrator may determine its actions.

3.3. Section 409A of the Code. Each Award may contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code, or (ii) satisfies such requirements.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares. (a) Subject to adjustment as provided in Subsection 15.1, a total of 9,750,000 shares of Stock shall be authorized for grant under the Plan less one (1) share for every one (1) share that was granted after December 31, 2009 under the Prior Plans or under the Plan prior to the date of adoption by the stockholders of the Company. After the effective date of the Plan (as provided in Section 13), no awards may be granted under any Prior Plans.

(b) If (i) any Stock subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Stock, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Stock subject to such Award (including on payment in Stock on exercise of a Stock Appreciation Right), such Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan or (ii) after December 31, 2009 any Stock subject to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Stock, or an award under the Prior Plans is settled for cash (in whole or in part), expire or otherwise terminate without issuance of such Stock, or otherwise does not result in the issuance of all or a portion of the Stock subject to such award (including on payment in Stock on exercise of a stock appreciation right), such Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(c) The maximum number of shares covered by Incentive Stock Options that may be awarded under the Plan shall be the aggregate of the shares of Stock specified in Paragraph (a) above.

(d) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then the Stock so tendered or withheld shall be available for issuance under the Plan. In the event that after December 31, 2009 (iii) any option or award granted under the Prior Plans is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or (iv) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then the Stock so tendered or withheld shall be available for Award, grant and issuance under the Plan.

(e) To the extent consistent with the requirements of Section 422 of the Code, Substitute Awards shall not reduce the Stock authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Subsection 11.5, nor shall Stock subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made in compliance with the applicable requirements of the NASDAQ or of any established stock exchange on which the Stock may be listed.

(f) Each share of Stock subject to any Award under the Plan shall be counted against the limits set forth in Section 4.1(a) as one share.

4.2. Character of Stock. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

SECTION 5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, Directors, and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and/or its Affiliates. Eligibility for Incentive Stock Options is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code. Eligibility for Stock Options other than Incentive Stock Options is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

SECTION 6. STOCK OPTIONS

6.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall deem desirable.

6.2. Award Agreements. All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Administrator shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

6.3. Option Price. Other than in connection with Substitute Awards, the option price per each share of Stock purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one share of Stock on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of Stock of the Company or any Affiliate, the option price per share Shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Administrator shall not without the approval of the Company’s stockholders (a) lower the option price per share of Stock of an Option after it is granted, (b) cancel an Option when the option price per share of Stock exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is traded.

6.4. Option Term. The term of each Option shall be fixed by the Administrator in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than 10% of the voting power of all classes of Stock of the Company or any Affiliate.

6.5. Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Stock covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of shares of Stock to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Administrator may, from time to time, prescribe.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Stock (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Administrator, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Administrator, by withholding Stock otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Administrator may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Administrator may, from time to time, prescribe. In no event may any Option granted hereunder be exercised for a fraction of a share of Stock. Except for Substitute Awards, under circumstances contemplated by Subsection 12.2 or as may be set forth in an Award Agreement with respect to: (A) retirement, death or disability of a Participant, or (B) special circumstances determined by the Administrator (such as the achievement of performance objectives), Options granted to employees of the Company or any Affiliate will not be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time).

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one share of Stock exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Stock otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of shares of Stock for which the Option was deemed exercised, less the number of shares of Stock required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional share of Stock shall be settled in cash.

6.6. Form of Settlement. In its sole discretion, the Administrator may provide in the Award Agreement that the Stock to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

6.7. Incentive Stock Options. The Administrator may grant Incentive Stock Options to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. The terms and size of any Incentive Stock Option Award shall contain such provisions as may be necessary to meet the requirements of Section 422 of the Code or any successor provision thereto and any rulings or regulations of the U. S. Department of the Treasury promulgated thereunder.

SECTION 7. STOCK APPRECIATION RIGHTS

7.1. Grant and Exercise. The Administrator may provide Stock Appreciation Rights: (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award; in each case, upon such terms and conditions as the Administrator may establish in its sole discretion.

7.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined, from time to time, by the Administrator, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one share of Stock on the date of exercise (or such amount less than such Fair Market Value as the Administrator shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b) The Administrator shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Stock or other property, or any combination thereof.

(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Administrator may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall: (i) have a grant price not less than the Fair Market Value of one share of Stock on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Subsection 15.1, (ii) have a term not greater than ten (10) years, and (iii) with respect to an Award to an employee of the Company, not be exercisable before the expiration of one year from the date of grant (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Subsection 12.2 or as may be set forth in an Award Agreement with respect to (x), retirement, death or disability of a Participant or (y) special circumstances determined by the Administrator, such as the achievement of performance objectives.

(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one share of Stock exceeds the grant price per share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Subsection, reduced by the number of shares of Stock (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f) Except in connection with a corporate transaction (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), without the approval of the Company’s stockholders the Administrator shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a Substitute Award)), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is traded.

SECTION 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Administrator has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

8.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

8.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Stock and the right to receive distributions made with respect to such Stock. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Stock or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of shares of Stock covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Subsection, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of shares of Stock covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Stock or other property has been distributed.

8.4. Minimum Vesting Period. Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or an Affiliate and (ii) one (1) year) from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Administrator’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Subsection 12.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of shares of Stock available for Awards under Subsection 4.1(a) on the effective date of the Plan. Subject to the foregoing minimum Vesting Period requirements, the Administrator may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

8.5 Issuance of Stock. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

SECTION 9. OTHER STOCK BASED AWARDS

9.1. Grants. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Stock or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

9.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Subsection, any property (other than cash) distributed as a dividend or otherwise with respect to the number of shares of Stock covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Stock covered by a Other Share-Based Award with respect to which such cash, Stock or other property has been distributed.

9.3. Minimum Vesting Period. Other Share-Based Awards shall have a Vesting Period of not less than: (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or an Affiliate and (ii) one (1) year) from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Administrator’s discretion in the event of the death, disability or retirement of the Participant or a Change in Control (as defined in Subsection 12.3). Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to grants of up to 10% of the number of shares of Stock available for Awards under Subsection 4.1(a) on the effective date of the Plan. Subject to the foregoing minimum Vesting Period requirements, the Administrator may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Administrator shall deem appropriate.

9.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Stock, other property, or any combination thereof, in the sole discretion of the Administrator. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

9.5. Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Administrator shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment the deferred stock units.

SECTION 10. PERFORMANCE AWARDS

10.1. Grants. Performance Awards in the form of Performance Cash, Performance Stock or Performance Units, as determined by the Administrator in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Administrator and shall be based upon one or more of the Performance Criteria as the Administrator may determine.

10.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents (subject to the requirements of Subsection 15.4). The terms of Performance Awards need not be the same with respect to each Participant.

10.3. Terms and Conditions. The specific Performance Criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Administrator upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Administrator. All performance stock awards granted under this Section 10 shall be subject to the minimum vesting provisions applicable to grants subject to the achievement of performance objectives specified in clause (ii) of Subsection 9.3 above.

10.4. Payment. Performance Awards will be distributed only after the end of the relevant Performance Period and after the Administrator shall have certified that the Performance Criteria with respect to the Performance Award has been attained during the relevant Performance Period. Performance Awards may be paid in cash, Stock, other property, or any combination thereof, in the sole discretion of the Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Administrator, on a deferred basis subject to the requirements of Section 409A of the Code.

SECTION 11. CODE SECTION 162(M) PROVISIONS

11.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Administrator determines at the time a Performance Award (not otherwise subject to this Section 11), Restricted Stock Award, a Restricted Stock Unit Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Administrator may provide that this Section 11 is applicable to such Award.

11.2. Performance Criteria. If the Administrator determines that a Performance Award, Restricted Stock Award, a Restricted Stock Unit or an Other Share-Based Award is intended to be subject to this Section 11, the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Administrator, which shall be based on the attainment of specified levels of one or any combination of the Performance Criteria. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Administrator may also exclude charges related to an event or occurrence which the Administrator determines should appropriately be excluded, including without limit: (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals, and any related exclusions of charges as described in the preceding sentence, shall be set by the Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. No Award to which this Section 11 applies may be granted after the first meeting of the stockholders of the Company held in 2015 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

11.3. Adjustments. Notwithstanding any provision of the Plan (other than Section 12), with respect to any Performance Award, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award that is subject to this Section 11, the Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Administrator may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

11.4. Restrictions. The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. No Award made subject to this Section 11 shall be paid until the Administrator shall have certified that the Performance Criteria with respect to such Award has been attained during the relevant Performance Period.

11.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Subsection 15.1, the maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to Stock Appreciation Rights granted to any person in any calendar year, the maximum number of shares of Stock subject to Performance Awards granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered to any person in any calendar year shall each be 1,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or Stock Appreciation Right shall be treated as a new grant to the extent required under Section 162(m) of the Code. Subject to these limitations, each Participant shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. No more than $1,000,000 may be paid to any individual with respect to any Performance Award payable in cash. In applying the limitation of the preceding sentence: (A) multiple Performance Awards payable in Cash to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Performance Awards payable in cash to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations (or, if denominated in cash, toward the dollar amount in the preceding sentence).

SECTION 12. CHANGE IN CONTROL PROVISIONS

12.1. Assumption or Substitution. If the Change in Control is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

Unless otherwise provided in an Award Agreement, and only to the extent consistent with Section 409A of the Code, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof is involuntarily terminated without Cause by the successor employer within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Subsection 12.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Stock subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Stock for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.

12.2. Awards Not Assumed or Substituted. Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; provided, that to the extent acceleration pursuant to this Section 12.2 of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award may not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 11 and Section 15.1, replicate the prior terms of the Award.

12.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions by: (i) the Company or any Affiliate, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) any person pursuant to a Non-Qualifying Transaction, as defined in paragraph (c) below, or (v) any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.4. Cash Out, etc. of Awards. The Administrator, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share of Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Administrator, in its discretion, shall determine; provided, that the Administrator may not exercise its discretion under this Section 12.4 with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. Award Agreements may provide that in the event of a Change in Control of the Company all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled and distributed.

SECTION 13. EFFECTIVE DATE AND TERM OF THE PLAN.

The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, unless sooner terminated by the Board pursuant to Section 14 below, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

SECTION 14. AMENDMENT AND TERMINATION OF THE PLAN.

The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares is traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, to the extent required by such applicable law, amend the Plan to: (a) increase the number of shares of Stock that may be the subject of Awards under the Plan (except for adjustments pursuant to Subsection 15.1); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend Subsection 6.3 or Subsection 7.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval; (e) increase the maximum permissible term of any Option specified by Subsection 6.4 or the maximum permissible term of a Stock Appreciation Right specified by Subsection 7.2(d); or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material and adverse respect under any Award previously granted without such Participant’s consent.

SECTION 15. PROVISIONS OF GENERAL APPLICABILITY.

15.1. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Administrator deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options, and in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Administrator deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Administrator may determine to be appropriate; provided, however, that the number of shares of Shares subject to any Award shall always be a whole number.

15.2. Transferability of Awards. Except as provided below, no Award and no Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Administrator, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to: (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders; or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Subsection.

15.3. Termination of Employment. The Administrator shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Administrator, which determination will be final.

15.4. Deferral; Dividend Equivalents. The Administrator shall be authorized to establish procedures, subject to the requirements of Section 409A of the Code, to the extent applicable, pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Administrator, be entitled to receive, currently or on a deferred basis, amounts equivalent to any cash, stock or other property dividends that may be declared with respect to the Stock (“Dividend Equivalents”) with respect to the number of shares of Stock covered by the Award, provided that such Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award. The Administrator may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

15.5. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Administrator may provide; in each case and if required by the Administrator, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the provisions of the Plan.

15.6. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of: (a) the grant of any Award; (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Stock or cash; (d) the lapse of any restrictions in connection with any Award; or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Administrator shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Stock (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Stock (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

15.7. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Administrator, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

15.8. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Administrator deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

15.9. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Administrator in its sole discretion. The Administrator may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

15.10. Stop Transfer Orders. All certificates for Stock delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock are then listed or traded, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.11. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Administrator or by the Board.

15.12. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.13. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change to an applicable statute, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

15.14. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

15.15. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

15.16. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

15.17. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Administrator, be necessary or desirable in order to recognize differences in local law or tax policy. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

15.18. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Administrator. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

15.19. Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 15.19 will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

15.20. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Stock issuable upon the exercise of any Award, or (c) the sale of any Stock issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Stock issuable upon exercise of any Award, or (z) the sale of any Stock issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

15.21. Legal Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, any regulation promulgated thereunder or of any applicable state or foreign securities laws. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

15.22. Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

15.23. Establishment of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable federal or state securities or tax laws. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

15.24. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

EXHIBIT A

Definition of Terms

As used in the Plan, the following terms shall have the meanings set forth in this Exhibit A. Terms defined in the text of the Plan shall have the meaning ascribed to the term at the location of its definition. Any definition of a performance measure used in connection with Awards described by Sections 10 or 11 shall have the meaning commonly ascribed to such term by generally acceptable accounting principles as practiced in the United States:

A.1. “Administrator” The Committee or if there be no Committee, the Board.

A.2. “Affiliate” shall mean any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

A.3. “Award” shall mean any or a combination of the following: Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock, Other Share-Based Award, Performance Award Unrestricted Stock, Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines or any other right, interest or option relating to Stock or other property (including cash) granted pursuant to the provisions of the Plan.

A.4. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

A.5. “Board” shall mean the board of directors of the Company.

A.6. “Cause” shall mean, unless otherwise provided in an Award Agreement, (A) gross dereliction in the performance of the Participant’s duties to the Company or any of its Affiliates if the Participant fails to cure such dereliction, if curable, within thirty (30) days after receipt from the Company of written notice specifying such dereliction; (B) fraud, embezzlement or theft with respect to the Company or any of its Affiliates; (C) material breach of a fiduciary duty owed by the Participant to the Company or any of its Affiliates; or (D) conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude.

A.7. “Code” shall mean the Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

A.8. “Company” shall mean Entegris, Inc., a Delaware corporation.

A.9. “Committee” shall mean the Management Development & Compensation Committee of the Board or a successor to such committee established by the Board to assist it in the oversight and determination of the Company’s compensation practices, policies and programs. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Stock is traded, to the extent required by such rules.

A.10. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

A.11. “Covered Employee” shall mean an employee of the Company or its Affiliates (including an employee who is also a member of the Board) who is a “covered employee” within the meaning of Section 162(m) of the Code.

A.12. “Director” shall mean a non-employee member of the Board.

A.13. “Dividend Equivalents” shall have the meaning set forth in Subsection 15.4.

A.14. “Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

A.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

A.16. “Fair Market Value” shall mean, with respect to Stock as of any date, (i) the closing sale price of the Stock reported as having occurred on the NASDAQ or other principal U.S. national securities exchange on which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Administrator to be the fair market value of the Stock as determined by the Administrator in its sole discretion, consistent with the requirements of Sections 422 and 409A of the Code, to the extent applicable. The Fair Market Value of any property other than Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator.

A.17. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

A.18. “Limitations” shall have the meaning set forth in Subsection 11.5.

A.19. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Stock at such price or prices and during such period or periods as the Administrator shall determine.

A.20. “Other Stock-Based Award” shall have the meaning set forth in Subsection 9.1.

A.21. “Participant” shall mean an Employee, Director or Consultant who is selected by the Administrator to receive an Award under the Plan.

A.22. “Payee” shall have the meaning set forth in Subsection 15.6.

A.23. “Performance Award” shall mean any Award of Performance Cash, Performance Stock or Performance Units granted pursuant to Section 10 which are subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended so to qualify.

A.24. “Performance Cash” shall mean any cash incentives granted pursuant to Section 9 payable to the Participant upon the achievement of such performance goals as the Administrator shall establish.

A.25. “Performance Criteria”: shall mean specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the pay-out of an Award. For purposes of Performance Share Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):

Net income or improvement in net income;

Adjusted net income or improvement in adjusted net income;

Earnings per share or improvement in earnings per share;

Net sales growth or improvement in net sales growth;

Cash flow;

Gross margin;

Operating margin;

Earnings before interest and taxes, EBITDA;

Stock price

Return on assets or net assets;

Operating income or improvement in operating income;

Return on capital employed;

Return on assets or net assets,

Return on invested capital

Return on equity and return on adjusted equity;

Reductions in certain asset or cost categories; and

Comparisons with other peer companies or industry groups or classifications with regard to one or more of the foregoing criteria.

A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.”.

A.26. “Performance Period” shall mean the period established by the Administrator during which any performance goals specified by the Administrator with respect to a Performance Award are to be measured.

A.27. “Performance Share” shall mean any grant pursuant to Section 10 of a unit valued by reference to a designated number of shares of Stock, which value will be paid to the Participant upon achievement of such performance goals as the Administrator shall establish.

A.28. “Performance Unit” shall mean any grant pursuant to Section 10 of a unit valued by reference to a designated amount of cash or property other than Stock, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Administrator shall establish.

A.29. “Permitted Assignee” shall have the meaning set forth in Subsection 15.2.

A.30. “Plan”: The Entegris, Inc. 2010 Stock Plan, as from time to time amended and in effect.

A.31. “Prior Plans” shall mean, collectively, the Company’s 2001 Equity Incentive Plan, the Company’s Outside Directors’ Option Plan, the Company’s 2001 Non-Employee Directors’ Stock Option Plan and the Company’s 2003 Employment Inducement and Acquisition Stock Option Plan.

A.32. “Restricted Stock” shall mean any share of Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such Stock and with such other restrictions as the Administrator, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

A.33. “Restricted Stock Award” shall have the meaning set forth in Subsection 8.1.

A.34. “Restricted Stock Unit” means an Award that is valued by reference to a share of Stock, which value may be paid to the Participant by delivery of cash, Stock or such other property as the Administrator shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

A.35. “Restricted Stock Unit Award” shall have the meaning set forth in Subsection 8.1

A.36. “Stock” shall mean the shares of the Company’s Common Stock, $0.01 par value per share.

A.37. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 7.

A.38. Substitute Awards” shall mean Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

A.39. “Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

A.40. “Vesting Period” shall mean the period of time specified by the Administrator during which vesting restrictions for an Award are applicable.